Exhibit 31
CERTIFICATION
     I, Matthew V. Booty, certify that:
     1. I have reviewed this annual report on Form 10-K of Midway Games Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2009
/s/ Matthew V. Booty
Matthew V. Booty
Chief Executive Officer

CERTIFICATION
     I, Ryan G. O’Desky, certify that:
     1. I have reviewed this annual report on Form 10-K of Midway Games Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2009
/s/ Ryan G. O’Desky
Ryan G. O’Desky
Chief Financial Officer